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                                                                     EXHIBIT A


                           THE LOEWEN GROUP INC.

            % SERIES 5 SENIOR GUARANTEED NOTES DUE [          ]


NO.____                                                      CDN. $__________

         THE LOEWEN GROUP INC., a corporation incorporated under the laws of the Province of British Columbia, Canada (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter
referred to), for value received, hereby promises to pay to [    ] or
registered assigns, the principal sum of __________________ Cdn. Dollars on
[     ], at the offices or agencies of the Company referred to below, and to pay interest thereon on _________ and _______________, in each year, commencing on ____________________, accruing from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the original date of issuance, at the rate of
 % per annum, until the principal hereof is paid or duly provided for.

         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, as defined below, be paid to the person in who name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be
[       ]or [        ] (whether or not a Business Day), as the case may be,
next preceding such Interest Payment Date (each a "Regular Record Date").
Any such interest not so punctually paid, or duly provided for, and interest on such unpaid interest at the rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and shall be paid to the person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Senior Notes not less than 10 days prior to such special record date.

         Payment of the principal of, premium, if any, and interest on this Note will be made at the offices or agencies of the Company maintained for that purpose in Vancouver, British Columbia, Toronto, Ontario and Montreal, Quebec or at such other office or agency of the Company as may be maintained for such purpose, in lawful money of Canada; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by cheque mailed to the address of the person entitled thereto as such address shall appear on the security register maintained by the Trustee.

         Reference is hereby made to the further provisions of this Note set forth on the reverse.


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         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, and a seal has been affixed hereon, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its Corporate seal.

Dated:
                                   THE LOEWEN GROUP INC.


                                   By:  __________________________________ C/S
                                        Name:
                                        Title:


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

                                   THE TRUST COMPANY OF BANK OF
                                   MONTREAL as TRUSTEE


                                   By: _______________________________________
                                       Authorized Officer



       (No writing on this panel except by the Trustee or other Registrar)
_______________________________________________________________________________

 Date of Registration    In Whose Name Registered    Signature of Trustee or
                                                     other Registrar

______________________  __________________________  __________________________

______________________  __________________________  __________________________

______________________  __________________________  __________________________

______________________  __________________________  __________________________


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                                [Reverse of note]

The further provisions of this note are as follows:

          1. INDENTURE. This Note is one of a duly authorized series of Senior Notes of the Company designated as its -% Senior Guaranteed Notes due
[       ](the "Senior Notes"), which are issued under an indenture (herein
called the "Indenture") dated as of [        ], among The Loewen Group Inc.,
a British Columbia corporation, as issuer (the "Company"), Loewen Group International, Inc., a Delaware corporation, as guarantor of the obligations of the Company under the Indenture (the "Guarantor") and The Trust Company of Bank of Montreal, a -, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which this Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee, the Guarantor and the Holders of the Senior Notes, and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered.

          All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings given to them in the Indenture.

          No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company or the Guarantor, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

          2. REDEMPTION. [The Senior Notes will not be redeemable at the option of the Company.]

          [(a) OPTIONAL REDEMPTION. The Senior Notes are subject to redemption, at the option of the Company, as a whole or in part, in principal amounts of CDN$1,000 or any integral multiple of CDN$1,000, at any time and in part from time to time upon not less than 30 nor more than 60 days' prior notice at a Redemption Price equal to the higher of Canada Yield Price and par, plus, in each case, accrued and unpaid interest, if any, to (but excluding) the Redemption Date, all a sprovided in the Indenture.

          (b) PARTIAL REDEMPTION. In the event of redemption of this Note in part only, a new Senior Note or Senior Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.]

          3. GUARANTEE. This Note is entitled to a senior Guarantee made for the benefit of the Holders. Reference is hereby made to the Guarantee set out below and the Indenture (including, without limitation, Article 10 thereof) for the terms of the Guarantee.

          4. DEFAULTS AND REMEDIES. If an Event of Default shall occur and be continuing, the principal of all of the outstanding Senior Notes, plus all accrued and unpaid interest, if any, to and including the date the Senior Notes are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

          5. DEFEASANCE. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company and the Guarantor under this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

          6. AMENDMENTS AND WAIVERS. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Senior Notes of each series at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of each series of the Senior Notes at the time outstanding, on behalf of the Holders of all the Senior Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Senior Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Senior Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          7. DENOMINATIONS, TRANSFER AND EXCHANGE. The Senior Notes are issuable only in registered form without coupons in denominations of CDN$1,000 and any integral multiple thereof. As provided in the Indenture and


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subject to certain limitations therein set forth, the Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of a different authorized denomination, as requested by the Holder surrendering the same.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the security register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in Vancouver, British Columbia or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          No service charge shall be made for any registration of transfer or exchange or redemption of Senior Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          8. PERSONS DEEMED OWNERS. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

          9. GOVERNING LAW. This Note and the Guarantee shall be governed by and construed in accordance with the laws of British Columbia and the laws of Canada applicable therein.


                                 ASSIGNMENT FORM


If you the holder want to assign this Senior Note, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Senior Note to

______________________________________________________________________________

(Insert assignee's social insurance, social security or tax ID number) _______

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

(Print or type assignee's name, address and postal or zip code) and irrevocably appoint

______________________________________________________________________________


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agent to transfer this Senior Note on the books of the Company.  The agent may substitute another to act for him. _______________________________________


Date: ______________            Your signature: ______________________________
                               (Sign exactly as your name appears on the other side of this Senior Note)


Signature Guarantee: _________________________________________________________